UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 28, 2006
                                                 ----------------------

                         Money Centers of America, Inc.
               (Exact Name of Registrant as Specified in Charter)

     Delaware                         000-49723              23-2929364
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(State or Other Jurisdiction         (Commission           (IRS Employer
   of Incorporation)                 File Number)        Identification No.)

700 South Henderson Road, Suite 325   King of Prussia, Pennsylvania       19406
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    (Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code  (610) 354-8888
                                                  -------------------------


          (Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))



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Item 1.01         Entry into a Material Definitive Agreement.

         On December 28, 2006, the Registrant entered into a Credit and Security Agreement (the "Credit Agreement") with Baena Advisors, LLC ("Baena") pursuant to which Baena advanced $4,750,000 to the Registrant (the "Loan"). The Registrant's obligations with respect to the Loan under the Credit Agreement are evidenced by a $4,750,000 promissory note from the Registrant to Baena. The terms and conditions of the Credit Agreement are described below under Item 2.03 of this Form 8-K.

         On December 29, 2006, the Registrant entered into an Amendment to Credit and Security Agreement with Mercantile Capital, L.P. (the "Mercantile Amendment"), the effect of which was to reduce the Registrant's credit facility with Mercantile from $7,000,000 to $2,525,000 and convert it from a revolving credit facility to a term loan. The terms and conditions of this facility are described under Item 2.03 of this Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

            On December 28, 2006, the Registrant entered into the Credit Agreement described above and borrowed $4,750,000 from Baena. The proceeds of the Loan were used to repay outstanding indebtedness, including amounts due to Mercantile Capital to reflect the amendments to the Mercantile credit facility described below.

         The Loan bears interest at a rate equal to 30-day LIBOR plus 13%. Interest on the outstanding balance is payable monthly. The principal amount of the Loan, together with accrued but unpaid interest, is due and payable February 28, 2009; provided that Baena may extend the term of the Loan to February 28, 2011. In addition, the Registrant shall pay Baena a Loan Fee of $3,000 per month. The Registrant's obligations under the Credit Agreement, including without limitation the Loan, are secured by the grant of a security interest in all of the Registrant's assets and are guaranteed by the Registrant's Chief Executive Officer and his wife. This guaranty is secured by a pledge of all of the shares of the Registrant's common stock held by its Chief Executive Officer.

                  The Loan is subject to earlier repayment at the option of the holder upon an event of default, which includes:

(a) If the Registrant shall fail to pay when due any installment of principal, interest, fees, costs, expenses or any other sum payable to Baena;

(b) If any representation or warranty made to Baena is false or misleading in any material respect when made;

(c) If the Registrant defaults in the payment or performance of any obligation or indebtedness after the expiration of any applicable notice or cure periods;

(d) If the Borrowing Base (as defined in the Credit Agreement) has a thirty (30) day average below $5,500,000 for any month or is below $5,000,000 at any one time;

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(e) If the Registrant defaults in the performance of any other agreement or covenant contained in any document executed or delivered to Baena, and such default continues uncured for thirty (30) days after notice;

(f) If custody or control of any substantial part of the property of the Registrant is assumed by any governmental agency or court at the instance of any governmental agency; if any material license or franchise is suspended, revoked or otherwise terminated; or if any governmental regulatory authority or judicial body makes any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of the Registrant as now conducted;

(g) If certain specified acts of bankruptcy occur;

(h) any execution is levied against any part of Baena's collateral or against any other property of the Registrant and continues unstayed and in effect for fifteen (15) days after notice thereof by Baena; or

(i) any change of ownership of the Registrant that effectively changes control of the Registrant from its ownership as of the date of the Credit Agreement.

         Pursuant to the Mercantile Amendment, the outstanding balance due to Mercantile was reduced from $6,844,009 to $2,525,000 by the application of proceeds from the Loan and the Registrant issued its Amended and Restated Promissory Note to Mercantile in that amount (the "Mercantile Note"). Interest accrues at the rate of 12.75%, payable monthly. The principal balance of and all accrued interest on the Mercantile Note are payable December 31, 2008.

         The Mercantile Note is secured by a security interest in all of the Registrant's assets.

Item 3.02.        Unregistered Sales of Equity Securities.

         In connection with the making of the Loan, the Registrant issued to Baena warrants to purchase an aggregate of 2,000,000 shares of the Registrant's common stock at an exercise price of $0.01 per share. The warrants expire February 28, 2011.

Item 9.01         Financial Statements and Exhibits

Exhibits

4.1               Form of Baena Warrant

10.1 Credit and Security Agreement dated December 28, 2006 between Money Centers of America, Inc. and Baena Advisors, LLC

10.2 $4,750,000 Promissory Note dated December 28, 2006 from Money Centers of America, Inc. to Baena Advisors, LLC

10.3 Amendment to Credit and Security Agreement dated December 28, 2006 between Money Centers of America, Inc. and Mercantile Capital, L.P.

10.4 $2,525,000 Amended and Restated Promissory Note dated December 28, 2006 from Money Centers of America, Inc. to Mercantile Capital, L.P.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            MONEY CENTERS OF AMERICA, INC.


Date:  January 4, 2007                      By: /s/Jason P. Walsh
                                                   -------------------------
                                                   Jason P. Walsh
                                                   Chief Financial Officer